As filed with the Securities and Exchange Commission on September 29, 2009
                                       Registration Nos. 333-30677 and 333-69792

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)

            North Carolina                                   56-2028446
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                       Identification No.)


          6114 U.S. 301 South                                   27524
       Four Oaks, North Carolina                             (Zip Code)
(Address of Principal Executive Offices)


                         NON-QUALIFIED STOCK OPTION PLAN
                       (AMENDED AND RESTATED MAY 17, 2001)
                     EMPLOYEE STOCK PURCHASE AND BONUS PLAN
                     (AMENDED AND RESTATED AUGUST 20, 2001)
                            (Full title of the plans)

                                Ayden R. Lee, Jr.
                 Chairman, President and Chief Executive Officer
                             Four Oaks Fincorp, Inc.
                               6114 U.S. 301 South
                         Four Oaks, North Carolina 27524
                     (Name and address of agent for service)

                                 (919) 963-2177
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Margaret N. Rosenfeld, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                          2500 Wachovia Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer |_|         Accelerated filer |X|
Non-accelerated filer |_|           Smaller reporting company |X|
(Do not check if a smaller reporting company)

                               EXPLANATORY NOTE TO
                         POST-EFFECTIVE AMENDMENT NO. 1

     On each of November 10, 2003, October 29, 2004, November 25, 2005 and November 10, 2006, Four Oaks Fincorp, Inc. (the "Company") effected a five-for-four stock split of the Company's common stock, $1.00 par value per share (the "Common Stock"), in the form of a 25% stock dividend (collectively, the "Stock Splits"). On November 9, 2007, the Company effected a 10% stock dividend (together with the Stock Splits, the "Stock Distributions"). Pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Company hereby amends its Registration Statements on Form S-8 (Nos. 333-30677 and 333-69792) (the "Registration Statements") to reflect that, as a result of the Stock Distributions, the number of shares registered for issuance under the Non-Qualified Stock Option Plan (Amended and Restated May 17, 2001) (the "NSOP") increased from 500,000 to 1,342,773 and the number of shares registered for issuance under the Employee Stock Purchase and Bonus Plan (Amended and Restated August 20, 2001) (together with the NSOP, the "Plans") increased from 100,000 to 268,554. The Registration Statements are further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares registered shall include such additional shares that may be issued from time to time pursuant to such Plans as the result of any future stock splits, stock dividends or similar adjustments of the Company's outstanding Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.      Description
--------------------------------------------------------------------------------

    23.1         Consent of Dixon Hughes PLLC

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Four Oaks, State of North Carolina, on this 28th day of September, 2009.

                             FOUR OAKS FINCORP, INC.


                             By: /s/ Ayden R. Lee, Jr.
                                 -----------------------------------------------
                                 Ayden R. Lee, Jr.
                                 Chairman, President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated.

          Name                             Title                     Date
--------------------------------------------------------------------------------

/s/ Ayden R. Lee, Jr.         Chairman, President and Chief   September 28, 2009
--------------------------    Executive Officer
   Ayden R. Lee, Jr.

/s/ Nancy S. Wise             Executive Vice President and
--------------------------    Chief Financial Officer and
   Nancy S. Wise              Principal Accounting Officer    September 28, 2009

/s/ Paula Canaday Bowman      Director                        September 28, 2009
--------------------------
   Paula Canaday Bowman

/s/ William J. Edwards        Director                        September 28, 2009
--------------------------
   William J. Edwards

/s/ Warren L. Grimes          Director                        September 28, 2009
--------------------------
   Warren L. Grimes

/s/ Percy Y. Lee              Director                        September 28, 2009
--------------------------
   Percy Y. Lee

/s/ Dr. R. Max Raynor, Jr.    Director                        September 28, 2009
--------------------------
   Dr. R. Max Raynor, Jr.

/s/ Michael A. Weeks          Director                        September 28, 2009
--------------------------
   Michael A. Weeks

/s/ John W. Bullard           Director                        September 28, 2009
--------------------------
   John W. Bullard

                                  EXHIBIT INDEX

Exhibit No.      Description
--------------------------------------------------------------------------------

    23.1         Consent of Dixon Hughes PLLC